Pacific Plaza

Douglas Emmett

Third Quarter 2013
Earnings Results &
Operating Information

Douglas Emmett, Inc.	EXECUTIVE SUMMARY

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal submarkets of Southern California and Hawaii. Our properties are concentrated in ten submarkets - Beverly Hills, Brentwood, Burbank, Century City, Honolulu, Olympic Corridor, Santa Monica, Sherman Oaks/Encino, Warner Center/Woodland Hills and Westwood. We focus on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities, in neighborhoods with significant supply constraints, high-end executive housing and key lifestyle amenities. We operate as a REIT and are listed on the New York Stock Exchange under the symbol DEI.

THIRD QUARTER 2013 EXECUTIVE SUMMARY

•
Fundamentals: During the quarter, the leased rate in our total office portfolio (excluding property acquisitions during the quarter) increased by 20 basis points, and our occupied percentage increased by 10 basis points. We continue to achieve higher net effective rents year over year in the majority of our portfolio. In our multifamily portfolio, which remains fully leased, our average asking rents were 7.4% higher than in the third quarter of 2012.

•
Funds From Operations: Our Funds From Operations (FFO) (adjusted for terminated swaps) increased by 11.7% to $64.0 million for the quarter ended September 30, 2013, compared to $57.3 million for the prior year quarter, and our Adjusted Funds From Operations increased by 10.1% to $49.2 million from $44.7 million. GAAP net income attributable to common stockholders increased by 112.7% to $10.8 million for the quarter ended September 30, 2013, compared to $5.1 million for the prior year quarter.

•
Same Property Cash NOI: Our same property cash NOI increased by 0.6% in the third quarter of 2013 compared to the third quarter of 2012, with our office and multifamily revenues increasing faster than operating expenses.

•
Acquisition: On August 15, 2013, we purchased a 191,000 square foot Class A office building located at 16501 Ventura Blvd. in Encino for a contract price of $61.0 million, or approximately $319 per square foot.

•	Leverage: At September 30, 2013, we had $148.8 million in cash and cash equivalents on our balance sheet, and our net consolidated debt to enterprise value was 44%.

•
Dividends: On October 15, 2013, we paid a quarterly cash dividend of $0.18 per share, or $0.72 on an annualized basis per share, to our shareholders of record on September 30, 2013. On November 5, 2013, our Board increased our annualized dividend by 11% to $0.80 per share, declaring a quarterly cash dividend of $0.20 per share payable on January 15, 2014 to shareholders of record on December 30, 2013. Over the last two and a half years, we have doubled our dividend payout. We continue to have one of the lowest AFFO payout ratios of our peers, leaving us good cash flow and room to continue growing our dividend in future periods as appropriate.

•	Guidance: We have adjusted our 2013 FFO guidance to $1.48 - $1.50 per diluted share.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	TABLE OF CONTENTS

___________________________________________________
Forward Looking Statements
This Third Quarter 2013 Earnings Results and Operating Information supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy, such as the recent global financial crisis; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on previously reported forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Earnings Package.

Douglas Emmett, Inc.	CORPORATE DATA
as of September 30, 2013

Office Portfolio	Consolidated	Total Portfolio
Number of office properties	52	60
Square feet (in thousands)	13,271	15,094
Leased rate(1)	92.0%	91.7%
Occupied rate(1)	90.0%	89.6%

Multifamily Portfolio
Number of multifamily properties		9
Number of multifamily units		2,868
Multifamily leased rate		99.5%

Market Capitalization (in thousands, except price per share)
Closing price per share of common stock (NYSE:DEI)	$23.47
Shares of common stock outstanding	142,601
Fully diluted shares outstanding	174,449
Equity capitalization(2)	$4,094,329
Net debt(3)	$3,202,329
Total enterprise value	$7,296,657
Net debt/total enterprise value	44%
__________________________________________

(1)
These figures include the impact of property acquisitions during the quarter, and so may not be directly comparable to numbers from prior quarters. We often seek to use our operating platform to create value by acquiring buildings with greater vacancy than our portfolio. Excluding acquisitions during the third quarter, the leased rate for our Total Portfolio was 91.7% and the occupied rate was 89.8%.

(2) Common equity capitalization represents our fully diluted shares multiplied by the closing price of our stock on September 30, 2013.

(3)	Net debt represents our consolidated debt, net of our cash and cash equivalents. It excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	PROPERTY MAP
as of September 30, 2013

Los Angeles Submarkets

Warner Center/Woodland Hills
LA Pierce College
101
405
Tarzana
Encino/Sherman Oaks
Valley Glen
Valley Village
North Hollywood
NoHo Arts District
5
Verdugo Hills
210
Burbank
134
Toluca Lake
Universal Studios
Hollywood Knolls
Glendale
Occidental College
SANTA MONICA MOUNTAINS
101
405
Hollywood
West Hollywood
5
Dodger Stadium
Bel Air Country Club
Getty Museum
UCLA
Beverly Hills
Miracle Mile
Los Angeles
Westwood
Koreatown
Century City
Malibu
Pacific Palisades
Brentwood
10
DOWNTOWN
Santa Monica
Olympic Corridor
10
Santa Monica Municipal Airport
USC
5
Culver City
Crenshaw
405
110
Santa Monica Bay
N
PACIFIC OCEAN
Marina del Rey
Loyola Marymount University

- Warner Center/Woodland Hills
- Santa Monica
- Beverly Hills
- Westwood
- Burbank
- Century City
- Brentwood
- Encino/Sherman Oaks
- Olympic Corridor

Village Park
H2
Pearl City
Waimalu
Alea
Waipahu
Halawa
H1
Honolulu
Ewa Beach
Iroquois Point
Honolulu International Airport
MAMALA BAY
N

Honolulu Submarket

Douglas Emmett, Inc.	BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
as of September 30, 2013

CORPORATE OFFICES

808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

OUR BOARD OF DIRECTORS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc.
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Dr. David T. Feinberg	Chief Executive Officer – University of California, Los Angeles (UCLA) Hospital System, Associate Vice Chancellor – UCLA Health Sciences
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

OUR EXECUTIVE OFFICERS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
William Kamer	Chief Investment Officer
Theodore E. Guth	Chief Financial Officer

For more information, please visit our website at www.douglasemmett.com or contact:

Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

Douglas Emmett, Inc.	BALANCE SHEETS
(in thousands)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Investment in real estate:
Land	$867,284	$851,679
Buildings and improvements	5,381,017	5,244,738
Tenant improvements and lease intangibles	745,555	690,120
Investment in real estate, gross	6,993,856	6,786,537
Less: accumulated depreciation	(1,445,996)	(1,304,468)
Investment in real estate, net	5,547,860	5,482,069

Cash and cash equivalents	148,811	373,203
Tenant receivables, net	1,594	1,331
Deferred rent receivables, net	67,909	63,192
Acquired lease intangible assets, net	3,899	4,707
Investment in unconsolidated real estate funds	186,282	149,478
Other assets	30,055	29,827
Total assets	$5,986,410	$6,103,807

Liabilities
Secured notes payable	$3,351,140	$3,441,140
Interest payable, accounts payable and accrued expenses	63,402	45,171
Security deposits	35,410	34,284
Acquired lease intangible liabilities, net	63,420	67,035
Interest rate contracts	71,114	100,294
Dividends payable	25,668	25,424
Total liabilities	3,610,154	3,713,348

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,426	1,412
Additional paid-in capital	2,653,852	2,635,408
Accumulated other comprehensive income (loss)	(57,624)	(82,991)
Accumulated deficit	(614,703)	(574,173)
Total Douglas Emmett, Inc. stockholders' equity	1,982,951	1,979,656
Noncontrolling interests	393,305	410,803
Total equity	2,376,256	2,390,459
Total liabilities and equity	$5,986,410	$6,103,807

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OPERATING RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Office rental:
Rental revenues	$99,795	$98,608	$296,275	$295,361
Tenant recoveries	11,867	11,337	34,170	33,099
Parking and other income	18,677	17,478	55,979	52,428
Total office revenues	130,339	127,423	386,424	380,888

Multifamily rental:
Rental revenues	17,929	17,165	53,146	50,865
Parking and other income	1,418	1,405	4,290	4,096
Total multifamily revenues	19,347	18,570	57,436	54,961

Total revenues	149,686	145,993	443,860	435,849

Operating Expenses:
Office expenses	46,494	44,293	130,525	127,684
Multifamily expenses	5,157	4,999	15,108	14,860
General and administrative	6,546	6,610	20,724	20,051
Depreciation and amortization	47,402	46,546	141,528	139,071
Total operating expenses	105,599	102,448	307,885	301,666

Operating income	44,087	43,545	135,975	134,183

Other income	2,138	626	4,165	2,027
Other expense	(1,402)	(436)	(2,777)	(1,445)
Income (loss), including depreciation, from unconsolidated real estate funds	811	(663)	3,335	(2,764)
Interest expense	(32,601)	(36,844)	(97,832)	(110,996)
Acquisition-related expenses	(290)	—	(533)	—
Net income	12,743	6,228	42,333	21,005
Less: Net income attributable to noncontrolling interests	(1,992)	(1,173)	(5,865)	(4,037)
Net income attributable to common stockholders	$10,751	$5,055	$36,468	$16,968

Net income per common share – basic	$0.08	$0.04	$0.26	$0.12
Net income per common share – diluted	$0.07	$0.04	$0.25	$0.12

Weighted average shares of common stock outstanding - basic	142,598	140,301	142,540	139,453
Weighted average shares of common stock outstanding - diluted	174,756	173,825	174,874	172,942

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND
ADJUSTED FUNDS FROM OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Funds From Operations (FFO)
Net income attributable to common stockholders	$10,751	$5,055	$36,468	$16,968
Depreciation and amortization of real estate assets	47,402	46,546	141,528	139,071
Net income attributable to noncontrolling interests	1,992	1,173	5,865	4,037
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds	3,890	3,387	12,021	9,910
FFO (before adjustments for terminated swaps)	64,035	56,161	195,882	169,986
Amortization of accumulated other comprehensive income as a result of terminated swaps (1)	—	1,148	—	8,855
FFO (after adjustments for terminated swaps)	$64,035	$57,309	$195,882	$178,841

Adjusted Funds From Operations (AFFO)
FFO (after adjustments for terminated swaps)	$64,035	$57,309	$195,882	$178,841
Straight-line rent	(2,318)	(1,438)	(4,717)	(4,284)
Amortization of acquired above and below market leases	(3,948)	(4,626)	(11,970)	(13,962)
Amortization of loan premium	—	—	—	(996)
Amortization of interest rate contracts and deferred loan costs	936	1,255	3,039	3,300
Recurring capital expenditures, tenant improvements and leasing commissions	(11,651)	(9,765)	(33,169)	(31,962)
Non-cash compensation expense	2,507	2,291	7,496	6,795
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds	(318)	(299)	(1,925)	(982)
AFFO	$49,243	$44,727	$154,636	$136,750

Weighted average share equivalents outstanding - diluted	174,756	173,825	174,874	172,942
FFO per share- diluted	$0.37	$0.33	$1.12	$1.03
AFFO per share- diluted	$0.28	$0.26	$0.88	$0.79
AFFO payout ratio	62.79%	57.39%	60.00%	53.10%
Dividends per share declared	$0.18	$0.15	$0.54	$0.45
__________________________________________________

(1)
We terminated certain interest rate swaps in December 2011 in connection with the refinancing of related loans. In calculating FFO in 2012, we make an adjustment to treat debt interest rate swaps as terminated for all purposes in the quarter of termination. In contrast, under GAAP, terminated swaps can continue to impact net income over their original lives as if they were still outstanding. In the three and nine months ended September 30, 2012, GAAP net income was reduced by amortization expense as a result of certain swaps terminated in December 2011, and we offset that expense by an equivalent amount in calculating our FFO. We had no swap terminations in 2012 or 2013.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA
(unaudited and in thousands, except statistics)

	As of September 30,
	2013	2012
Same Property Office Statistics(1)
Number of properties	49	49
Rentable square feet (in thousands)	12,775	12,772
Ending % leased	92.0%	90.7%
Ending % occupied	90.2%	88.9%
Quarterly average % occupied	90.2%	89.0%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased	99.5%	99.8%

	Three Months Ended September 30,		% Favorable
	2013	2012	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$127,151	$126,409	0.6%
Total multifamily revenues	19,347	18,570	4.2%
Total revenues	146,498	144,979	1.0%

Total office expenses	(44,870)	(43,848)	(2.3)%
Total multifamily expenses	(5,157)	(4,999)	(3.2)%
Total property expenses	(50,027)	(48,847)	(2.4)%

Same Property NOI - GAAP basis	$96,471	$96,132	0.4%

Same Property Net Operating Income - Cash Basis
Total office revenues	$122,215	$121,247	0.8%
Total multifamily revenues	18,517	17,727	4.5%
Total revenues	140,732	138,974	1.3%

Total office expenses	(44,916)	(43,893)	(2.3)%
Total multifamily expenses	(5,157)	(4,999)	(3.2)%
Total property expenses	(50,073)	(48,892)	(2.4)%

Same Property NOI - cash basis	$90,659	$90,082	0.6%

_____________________________________________

(1)
Our same property NOI excludes a 225,000 square foot office property in Beverly Hills that we acquired in May 2013, a 191,000 square foot office property in Encino that we acquired in August 2013, and a 79,000 square foot office property in Honolulu (in which we own a two thirds interest) which is currently undergoing a repositioning.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI
TO GAAP NET INCOME
(unaudited and in thousands)

	Three Months Ended September 30,
	2013	2012
Same property office revenues - cash basis	$122,215	$121,247
GAAP adjustments per definition of NOI - cash basis	4,936	5,162
Same property office revenues - GAAP basis	127,151	126,409

Same property multifamily revenues - cash basis	18,517	17,727
GAAP adjustments per definition of NOI - cash basis	830	843
Same property multifamily revenues - GAAP basis	19,347	18,570

Same property revenues - GAAP basis	146,498	144,979

Same property office expenses - cash basis	(44,916)	(43,893)
GAAP adjustments per definition of NOI - cash basis	46	45
Same property office expenses - GAAP basis	(44,870)	(43,848)

Same property multifamily expenses - cash basis	(5,157)	(4,999)
GAAP adjustments per definition of NOI - cash basis	—	—
Same property multifamily expenses - GAAP basis	(5,157)	(4,999)

Same property expenses - GAAP basis	(50,027)	(48,847)

Same property Net Operating Income (NOI) - GAAP basis	96,471	96,132
Non-comparable office revenues	3,188	1,014
Non-comparable office expenses	(1,624)	(445)
Total property NOI - GAAP basis	98,035	96,701
General and administrative expenses	(6,546)	(6,610)
Depreciation and amortization	(47,402)	(46,546)
Operating income	44,087	43,545
Other income	2,138	626
Other expense	(1,402)	(436)
Income (loss), including depreciation, from unconsolidated real estate funds	811	(663)
Interest expense	(32,601)	(36,844)
Acquisition-related expenses	(290)	—
Net income	12,743	6,228
Less: Net income attributable to noncontrolling interests	(1,992)	(1,173)
Net income attributable to common stockholders	$10,751	$5,055

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OPERATING RESULTS OF
UNCONSOLIDATED REAL ESTATE FUNDS(1)
(unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Summary Income Statement of Unconsolidated Real Estate Funds(2)	2013	2012	2013	2012
Office revenues	$16,219	$15,492	$47,627	$45,928
Office expenses	(6,877)	(6,539)	(19,039)	(18,242)
NOI	9,342	8,953	28,588	27,686
General and administrative	(61)	(47)	(224)	(178)
Depreciation and amortization	(6,553)	(6,390)	(19,567)	(19,721)
Operating income	2,728	2,516	8,797	7,787
Other income (expense)	—	(1)	—	2
Interest expense	(2,922)	(4,988)	(8,049)	(16,837)
Net income (loss)	$(194)	$(2,473)	$748	$(9,048)

FFO of Unconsolidated Real Estate Funds (2)
Net income (loss)	$(194)	$(2,473)	$748	$(9,048)
Add back: depreciation and amortization	6,553	6,390	19,567	19,721
FFO	$6,359	$3,917	$20,315	$10,673

Douglas Emmett's Share of the Unconsolidated Real Estate Funds FFO
Our share of the unconsolidated real estate funds' net income (loss)	$17	$(1,430)	$963	$(5,175)
Add back: our share of the funds' depreciation and amortization	3,829	3,557	11,333	10,438
Equity allocation and basis difference	794	767	2,372	2,411
Our share of the unconsolidated real estate funds' FFO	$4,640	$2,894	$14,668	$7,674

__________________________________________________

(1)
We manage and own significant equity interests in two unconsolidated institutional real estate Funds which own eight office properties. Our ownership interest entitles us to a pro rata share of any distributions based on our ownership (a weighted average of 60% at September 30, 2013 based on square footage), additional distributions based on the total invested capital, and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

(2)	These amounts represent 100% (not our pro-rata share) of amounts related to the Funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	DEBT BALANCES
(unaudited and in thousands)

Consolidated Debt

Maturity Date		at September 30, 2013 (1)
		Principal Balance		Effective Annual Rate (2)
3/3/2014		$16,140	(3)	LIBOR + 1.85%
2/1/2015		111,920		DMBS + 0.707%	(4)	(Fannie Mae)
4/1/2015		150,000		LIBOR +1.50%
3/1/2016		82,000		LIBOR + 0.62%		(Fannie Mae)
6/1/2017		18,000		LIBOR + 0.62%		(Fannie Mae)
10/2/2017		400,000		4.45%	(5)
4/2/2018		510,000		4.12%	(5)
8/1/2018		530,000		3.74%	(5)
8/5/2018		355,000	(6)	4.14%
2/1/2019		155,000	(7)	4.00%
6/5/2019		285,000	(8)	3.85%
3/1/2020	(9)	350,000	(10)	4.46%
11/2/2020		388,080		3.65%	(5)
		$3,351,140
____________________________________________________

(1)
As of September 30, 2013, (i) the weighted average remaining life of our outstanding debt was 4.9 years; (ii) of the $2.97 billion of debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 5.3 years, the weighted average remaining period during which interest was fixed was 3.6 years and the weighted average annual interest rate was 4.05%; and (iii) including the non-cash amortization of interest rate contracts and prepaid financing, the effective weighted average interest rate was 4.17%. Except as otherwise noted, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity.

(2)	Includes the effect of interest rate contracts and excludes amortization of prepaid financing, all shown on an actual/360-day basis.

(3)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(4)	The loan has a $75.0 million tranche bearing interest at DMBS + 0.76% and a $36.9 million tranche bearing interest at DMBS + 0.60%.

(5)
Interest rates effectively fixed through interest rate swaps until the following dates: $400.0 million loan, July 2015; $510.0 million loan, April 2016; $530.0 million loan, August 2016; and $388.1 million loan, November 2017.

(6)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization table.

(7)	Interest-only until February 2015, with principal amortization thereafter based upon a 30-year amortization table.

(8)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization table.

(9)	We have 2 one-year extension options, which would extend the maturity to March 1, 2020 from March 1, 2018, subject to meeting certain conditions.

(10)	Interest-only until March 2014 with principal amortization thereafter based upon a 30-year amortization table.

Unconsolidated Debt

	at September 30, 2013
Maturity Date	Outstanding Principal	Our Share of Principal		Effective Annual Rate
4/1/2016	$53,457	$12,966	(1)	5.67%
5/1/2018	325,000	222,980	(2)	2.35%
	$378,457	$235,946
_____________________________________________________

(1)	Loan to one of our unconsolidated Funds which is secured by one property. Requires monthly payments of principal and interest.

(2)
Loan to one of our unconsolidated Funds which is secured by a pool of six properties. Requires monthly payments of interest only, with outstanding principal due upon maturity. The swap fixing the rate on this loan expires on May 1, 2017.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY
as of September 30, 2013

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket
Beverly Hills	8	1,643,911	10.9%	7,741,422	21.2%
Brentwood	14	1,700,887	11.3	3,356,126	50.7
Burbank	1	420,949	2.8	6,707,410	6.3
Century City	3	916,060	6.1	10,064,599	9.1
Honolulu	4	1,716,706	11.4	5,088,599	33.7
Olympic Corridor	5	1,098,073	7.3	3,022,969	36.3
Santa Monica	8	972,795	6.4	8,700,348	11.2
Sherman Oaks/Encino	12	3,372,128	22.3	6,171,530	54.6
Warner Center/Woodland Hills	3	2,855,910	18.9	7,203,647	39.6
Westwood	2	396,808	2.6	4,443,398	8.9
Total	60	15,094,227	100.0%	62,500,048	24.2

_____________________________________________________

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO PERCENT LEASED AND IN-PLACE RENTS
as of September 30, 2013

Submarket	Percent Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot (2)	Monthly Rent Per Leased Square Foot
Beverly Hills	95.0%	$61,477,702	$41.50	$3.46
Brentwood	89.3	54,836,671	37.13	3.09
Burbank	100.0	15,145,670	35.98	3.00
Century City	98.0	32,748,295	37.49	3.12
Honolulu(3)	86.8	46,053,597	31.98	2.66
Olympic Corridor	93.5	30,875,595	30.82	2.57
Santa Monica(4)	97.7	49,524,159	53.36	4.45
Sherman Oaks/Encino	95.1	97,560,230	31.84	2.65
Warner Center/Woodland Hills	83.7	65,500,442	28.41	2.37
Westwood	94.6	12,620,426	35.38	2.95
Total / Weighted Average	91.7	$466,342,787	34.93	2.91

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended September 30, 2013				$0.06
For the nine months ended September 30, 2013				$0.16
_______________________________________________________________

(1)	Includes 312,031 square feet with respect to signed leases not yet commenced.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced).

(3)	Includes $3,003,143 of annualized rent attributable to a health club that we operate.

(4)	Includes $1,332,386 of annualized rent attributable to our corporate headquarters.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY
as of September 30, 2013

Submarket	Number of Properties	Number of Units	Units as a Percent of Total
Brentwood	5	950	33%
Honolulu	2	1,098	38
Santa Monica	2	820	29
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit
Brentwood	99.8%	$25,332,257	$2,227
Honolulu	99.3	20,323,140	1,554
Santa Monica(1)	99.4	24,082,572	2,462
Total / Weighted Average	99.5%	$69,737,969	2,037

Recurring Multifamily Capital Expenditures per Unit
For the three months ended September 30, 2013	$86
For the nine months ended September 30, 2013	$221

________________________________________________________________

(1)	Excludes 8,013 square feet of ancillary retail space generating annualized rent of $173,510.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE TENANT DIVERSIFICATION
as of September 30, 2013

Office Tenant Rent Diversification (Percentage of Annualized Rent)

Remaining leases < 20,000 sqft (2,404 leases, avg size: 3,700 sqft) 65.5%
Other leases > 20,000 sqft (101 leases, avg size: 35,800 sqft) 26.8%
Time Warner 4.8%
William Morris Endeavor 1.9%
Macerich 1.0%

Individual tenants paying more than 1% of aggregate Annualized Rent1:

Tenant	Number of Leases	Number of Properties	Lease Expiration(2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent
Time Warner (3)	4	4	2015-2023	625,750	4.1%	$22,402,484	4.8%
William Morris Endeavor	1	1	2027	175,858	1.2	9,009,119	1.9
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,803,882	1.0
Total	6	6		892,440	5.9%	$36,215,485	7.7%

_______________________________________________________________

(1)	Based on minimum base rent in leases expiring after September 30, 2013.

(2)
Expiration dates are per leases and do not assume exercise of renewal, extension or termination options.  For tenants with multiple leases, the range shown reflects all leases other than storage and similar leases.

(3)
Includes a 10,000 square foot lease expiring in April 2015, a 150,000 square foot lease expiring in April 2016 (we have executed a lease with the existing subtenant in 101,000 square feet of this space which will commence on expiration of the current lease and to continue until July 2023), a 421,000 square foot lease expiring in September 2019 and a 45,000 square foot lease expiring in December 2020.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE DISTRIBUTION
as of September 30, 2013

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total
2,500 or less	1,289	51.3%	1,771,288		11.8%	$61,184,053	13.1%
2,501-10,000	913	36.4	4,308,134		28.5	146,133,582	31.3
10,001-20,000	203	8.1	2,776,225		18.4	98,599,456	21.1
20,001-40,000	79	3.1	2,118,530		14.0	72,828,483	15.6
40,001-100,000	22	0.9	1,364,748		9.0	51,720,592	11.1
Greater than 100,000	5	0.2	1,010,451		6.7	35,876,621	7.8
Subtotal	2,511	100.0%	13,349,376	(1)	88.4%	466,342,787	100.0%
Signed leases not commenced			312,031		2.1
Available			1,253,264		8.3
Building Management Use			109,834		0.7
BOMA Adjustment(2)			69,722		0.5
Total	2,511	100.0%	15,094,227		100.0%	$466,342,787	100.0%

_________________________________________________________________

(1)	Average tenant size is approximately 5,300 square feet. Median tenant size is approximately 2,400 square feet.

(2)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION
as of September 30, 2013

Industry	Number of Leases	Annualized Rent as a Percent of Total
Legal	507	18.8%
Financial Services	323	13.8
Entertainment	175	13.7
Real Estate	188	8.9
Accounting & Consulting	302	8.6
Health Services	319	8.1
Insurance	121	7.4
Retail	197	7.1
Technology	108	4.2
Advertising	70	2.7
Public Administration	69	2.3
Educational Services	26	1.6
Other	106	2.8
Total	2,511	100.0%
_____________________________________________________

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE EXPIRATIONS
as of September 30, 2013

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at September 30, 2013	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)
Short Term Leases	65	201,277	1.3%	$6,221,836	1.3%	$30.91	$30.99
2013	66	150,160	1.0	5,072,615	1.1	33.78	33.93
2014	473	1,913,193	12.7	68,934,270	14.8	36.03	36.24
2015	507	2,081,467	13.8	71,221,661	15.3	34.22	35.71
2016	439	1,940,416	12.8	65,685,142	14.1	33.85	36.08
2017	347	1,823,193	12.1	60,190,507	12.9	33.01	36.50
2018	282	1,454,111	9.6	54,485,772	11.7	37.47	41.69
2019	109	1,217,226	8.1	41,964,705	9.0	34.48	38.97
2020	87	770,247	5.1	26,493,535	5.7	34.40	41.31
2021	48	503,810	3.3	18,315,545	3.9	36.35	42.14
2022	27	251,423	1.7	8,435,081	1.8	33.55	42.92
Thereafter	61	1,042,853	6.9	39,322,118	8.4	37.71	49.18
Subtotal/Weighted Average	2,511	13,349,376	88.4	466,342,787	100.0	34.93	38.56
Signed leases not commenced		312,031	2.1
Available		1,253,264	8.3
Building Management Use		109,834	0.7
BOMA Adjustment(3)		69,722	0.5
Total/Weighted Average	2,511	15,094,227	100.0%	$466,342,787	100.0%	34.93	38.56
_________________________________________________________________

(1)	Represents annualized rent at September 30, 2013 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS
as of September 30, 2013

	Q4 2013	Q1 2014	Q2 2014	Q3 2014
Expiring SF(1)	150,160	357,206	541,373	421,712
Percentage of Portfolio	1.1%	2.7%	4.1%	3.2%
Expiring Rent per SF(2)	$33.93	$38.33	$34.49	$37.92

Detailed Submarket Data(3)		Q4 2013	Q1 2014	Q2 2014	Q3 2014
Beverly Hills	Expiring SF(1)	16,878	40,875	36,263	60,045
	Expiring Rent per SF	$38.54	$41.46	$45.85	$52.43

Brentwood	Expiring SF(1)	5,629	60,502	62,571	43,809
	Expiring Rent per SF	$39.76	$33.07	$36.17	$43.30

Century City	Expiring SF(1)	4,877	6,013	39,193	15,510
	Expiring Rent per SF	$43.59	$34.74	$36.44	$39.80

Honolulu	Expiring SF(1)	32,068	5,566	26,608	41,216
	Expiring Rent per SF	$32.78	$31.78	$30.86	$32.08

Olympic Corridor	Expiring SF(1)	30,844	26,725	74,966	35,213
	Expiring Rent per SF	$32.67	$32.59	$34.29	$32.41

Santa Monica	Expiring SF(1)	5,037	43,070	16,725	32,801
	Expiring Rent per SF	$55.14	$66.43	$76.49	$42.57

Sherman Oaks/Encino	Expiring SF(1)	26,621	74,457	90,920	84,529
	Expiring Rent per SF	$30.28	$35.08	$32.79	$36.59

Warner Center/Woodland Hills	Expiring SF(1)	18,657	94,046	192,245	102,295
	Expiring Rent per SF	$25.66	$31.12	$29.15	$30.75

Westwood	Expiring SF(1)	9,549	5,952	1,882	6,294
	Expiring Rent per SF	$40.46	$57.29	$32.51	$36.86
_________________________________________________________________

(1)
Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of September 30, 2013, other than 201,277 square feet of short term leases. The variations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, although it is also impacted by the varying terms and square footage of the individual leases involved.

(2)	Includes the impact of rent escalations over the entire term of the expiring lease, and thus is not directly comparable to asking rents.

(3)
Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, these numbers should be extrapolated with caution.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY
for the three months ended September 30, 2013

		Rentable Square feet	Percentage
Net Absorption During Quarter(1)		39,216	0.25%

Office Leases Signed During Quarter	Number of leases	Rentable square feet	Weighted Average Lease Term (months)
New leases	77	349,891	72
Renewal leases	102	343,138	57
All leases	179	693,029	64

Change in Rental Rate for Office Leases Executed during the Quarter(2)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent(3)
Leases executed during the quarter	$34.03	$35.73	N/A
Prior leases for same space	$32.51	$35.20	$38.57
Percentage change	4.7%	1.5%	(11.8)%

Average Office Lease Transaction Costs (Per Square Foot)(4)
	Lease Transaction Costs	Lease Transaction Costs per Annum
New leases signed during quarter	$25.63	$4.30
Renewal leases signed during quarter	$17.38	$3.64
All leases signed during quarter	$21.54	$4.01

________________________________________________________________

(1)	Excludes any properties acquired during the quarter.

(2)
Represents the average initial stabilized cash rents and straight-line on new and renewal leases executed during the quarter compared to the prior lease on the same space, excluding short term leases and new leases on space which had not been leased for at least a year.

(3)
The percentage change represents the difference in the starting cash rent on leases executed during the quarter compared to the expiring cash rent on the prior leases for the same space, which reflects the impact of rent escalations over the entire term of the expiring lease. The impact on cash revenues in the quarter was offset by the increase in cash revenues due to the annual rent escalations on the continuing in place leases.

(4)	Represents weighted average tenant improvements and leasing commissions.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	2013 GUIDANCE

2013 OUTLOOK:

Metric	Guidance	Compared to Prior Guidance
Funds From Operations (FFO)	$1.48 to $1.50 per share	Revised
Office occupancy rate as of 12/31/2013	1.0% to 1.5% greater than at 12/31/12(1)	Unchanged
Residential leased rate as of 12/31/2013	Essentially fully leased	Unchanged
Same store cash NOI growth rate	Up 1.5% to 2.0% from 2012(2)	Unchanged
G&A	$28 million to $29 million	Narrowed
Interest expense	$130 million to $131 million	Unchanged
FAS 141 revenue (from above/below market leases)	$15 million to $16 million	Unchanged
Straight-line revenue	$6 million to $7 million	Revised
Recurring capex (Office)	$0.25 per square foot	Unchanged
Recurring capex (Multifamily)	$400 to $450 per unit	Unchanged
Weighted average diluted shares	174.5 million to 175.5 million(3)	Unchanged

These projections are forward looking statements and reflect our views of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the impact of various events, some of which are referenced in this earnings package or during our quarterly conference calls. Except as disclosed, this guidance does not include the impact on operating results from possible future property acquisitions or dispositions, other possible capital markets activity and possible future impairment charges. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
________________________________________

(1)
Adjusted for tenant departures deferred from the fourth quarter of 2012 into 2013, projected 2013 office occupancy growth would be about 1.6% to 2.1%. Occupancy in 2013 has also been negatively impacted by acquisitions during the year, as we have sought to use our operating platform to create value by acquiring buildings with greater vacancy than our portfolio.

(2)	Includes the impact of free rent associated with the strong occupancy growth in the fourth quarter of 2012 and the renewal of a large lease with AIG.

(3)	The variation depends on the market price for our common stock and not on any stock issuances.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	DEFINITIONS

Adjusted Funds From Operations (AFFO):  We calculate AFFO by subtracting from FFO (as adjusted for terminated swaps - see FFO definition below) straight-line rent, amortization of acquired above and below market leases, amortization of loan premiums, recurring capital expenditures, tenant improvements and leasing commissions, and adjustments attributable to consolidated joint ventures and investment in unconsolidated real estate funds, and by adding amortization of interest rate contracts and deferred loan costs and non-cash compensation expense.  AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow, but may provide an additional perspective on our operating results and ability to fund cash needs and pay dividends.  As a widely reported measure of the performance of REITs, AFFO is also used by some investors to compare our performance with other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs. AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 312,031 square feet with respect to signed leases not yet commenced at September 30, 2013).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent.

Diluted Shares:  Diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and represent ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.

Funds From Operations (FFO):  We calculate FFO before noncontrolling interests in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), adjusted to treat debt interest rate swaps as terminated for all purposes in the quarter of termination (see footnote 1 on page 8 for details).  FFO is a non-GAAP financial measure which represents net income calculated in accordance with GAAP, excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred loan costs), and after adjustments for investments in unconsolidated real estate funds.  We provide FFO as a supplemental performance measure because, by excluding real estate depreciation, amortization and gains and losses from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO is used by some investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs.  FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Net Operating Income (NOI):  NOI is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate. We present two forms of NOI:

•
“NOI - GAAP basis” is calculated by excluding the following from our net income : general and administrative expense, depreciation and amortization expense, other income, other expense, income (or loss) including depreciation from unconsolidated real estate funds, interest expense, acquisition related expenses, and net income attributable to noncontrolling interests.

•	“NOI - Cash basis” is calculated by excluding from GAAP basis NOI our straight-line rent and the amortization of acquired above and below market leases.
 We provide NOI as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, some investors use it to illustrate trends in

Douglas Emmett, Inc.	DEFINITIONS

occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by some investors as a basis to compare our operating performance with that of other REITs.   However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations).  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs' NOI. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Occupancy Rate:  Represents percent leased, not including signed leases not yet commenced as of September 30, 2013.

Properties Owned:  All properties included are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds, in which we own a weighted average of approximately 60%, and a 79,000 square foot property owned by a joint venture in which we own a 66.67% interest.

Quarterly Average Percent Occupied: Represents the average of the percentage occupied on the last day of the current and prior period.

Rentable Square Feet:  Based on BOMA 1996 remeasurement.  At September 30, 2013, total consists of 13,661,407 leased square feet (including 312,031 square feet with respect to signed leases not commenced), 1,253,264 available square feet, 109,834 building management use square feet and 69,722 square feet of BOMA 1996 adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Shares of Common Stock Outstanding:  Represents undiluted common shares outstanding as of September 30, 2013, and therefore excludes units in our Operating Partnership and other convertible equity instruments.

Short Term Leases:  Represents leases that expired on or before the measurement date or had a term of less than one year, including, for example, hold over tenancies, month to month leases and other short term occupancies.